Exhibit 99.1

TransAct Technologies Reports Preliminary Third Quarter 2024 Financial Results

Sold Over 1,350 Terminals in the Quarter, With Over 2,800 Sold in the Last Two Quarters

Added 12 New FST Customers in the Quarter

Casino Market Continues to Normalize after Industry Inventory Build During Pandemic

Hamden, CT – November 7, 2024 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary results for the third quarter ended September 30, 2024.

“We reported an excellent FST quarter, with another 1,355 BOHA! Terminal sales. We believe this momentum is just the beginning, with the effects of our re-organization and re-focusing of the sales team and go-to-market process starting to yield positive results,” said John Dillon, Chief Executive Officer of TransAct. “We also added another 12 new FST accounts in the quarter, representing approximately 2,400 potential Terminal 2 sales opportunities. Our pipeline continues to hold strong under continued scrubbing, and as we further refine our process, we expect to further improve our go-to-market execution and generate improving conversion rates in 2025.”

Third Quarter 2024 Financial Highlights

•	Net Sales: Net sales for the third quarter of 2024 were $10.9 million, down 6% sequentially and down 37% compared to $17.2 million for the third quarter of 2023, largely as a result of the expected market dynamics and normalizing demand for our Casino and Gaming printers.

•	FST Recurring Revenue: FST recurring revenue for the third quarter of 2024 was $2.9 million, which was up 4% sequentially, but down 8% compared to $3.1 million for the third quarter of 2023.

•	Gross Profit: Gross profit for the third quarter of 2024 was $5.2 million, resulting in gross margin of 48.1%, compared to gross profit of $8.9 million for the third quarter of 2023, which delivered a 51.9% gross margin.

•	Operating (loss) income: Operating loss for the third quarter of 2024 was $(837) thousand, compared to an operating loss of $(438) thousand for the second quarter of 2024 and operating income of $1.2 million for the third quarter of 2023.

•	Net (loss) income: Net loss for the third quarter of 2024 was $(551) thousand, or $(0.06) per diluted share, based on 10.0 million weighted average common shares outstanding, compared sequentially to a net loss for the second quarter of 2024 of $(319) thousand, or $(0.03) per diluted share.
This compares to net income for the third quarter of 2023 of $906 thousand, or $0.09 per diluted share, based on 10.1 million weighted average common shares outstanding.

•	EBITDA: EBITDA was negative $(533) thousand for the third quarter of 2024, compared to negative $(190) thousand for the second quarter of 2024 and $1.5 million for the third quarter of 2023.

•	Adjusted EBITDA: Adjusted EBITDA was negative $(204) thousand for the third quarter of 2024, compared to $89 thousand in the second quarter of 2024, and $1.7 million for the third quarter of 2023.

Updated 2024 Financial Outlook

•	Net Sales: The Company now expects full year 2024 net sales of between $43 million and $45 million.

•	Adjusted EBITDA: The Company continues to expect full year 2024 adjusted EBITDA to be between negative $1 million and negative $2 million

Our outlook for non-GAAP adjusted EBITDA is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. If one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

Strategic Business Review

The Company continues to actively assess strategic alternatives with the assistance of Roth Capital Partners, LLC, the Company’s advisor while continuing to pursue its business growth and development initiatives on a parallel track. The Company has engaged with a number of outside parties since the previous update in June and is in various stages of discussion with such outside parties. The Company is committed to pursuing an optimal outcome for all its stakeholders and maximizing shareholder value.

2024 Third Quarter Conference Call and Webcast

TransAct is hosting a conference call and webcast today, November 7, 2024, beginning at 4:30 p.m. ET to discuss the Company’s preliminary third quarter 2024 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 877-704-4453 and the conference ID number is 13749888. Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Company” followed by “Investor Relations,” then select “News & Events” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures

TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measures; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. Adjusted net (loss) income and adjusted net (loss) income per diluted share provide the Company with an understanding of the results of the primary operations of the business by excluding the effects of special items (for example, the $1.5 million severance charge related to the resignation of the Company’s former CEO in the first nine months of 2023) that do not reflect the ordinary earnings of the Company’s operations. The Company uses these measures to evaluate period-over-period operating performance because the Company believes this provides a more comparable measure of the Company’s continuing business, as these measures adjust for the special items that are not reflective of the normal results of the business. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net (loss) income before net interest income (expense), income taxes, depreciation, and amortization. A reconciliation of EBITDA to net (loss) income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net (loss) income before net interest income (expense), income taxes, depreciation and amortization and is adjusted for (1) share-based compensation expense, (2) the $1.5 million severance charge related to the resignation of the Company’s former CEO in the first nine months of 2023 and (3) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation expense to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net (loss) income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net (loss) income is defined as net (loss) income adjusted for the $1.5 million severance charge related to the resignation of the Company’s former CEO in the first nine months of 2023. A reconciliation of adjusted net (loss) income to net (loss) income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net (loss) income per diluted share is defined as adjusted net (loss) income divided by diluted shares outstanding. A reconciliation of adjusted net (loss) income per diluted share to net (loss) income per diluted share, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, and POS automation. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!™, AccuDate™, EPICENTRAL®, Epic and Ithaca® brands. TransAct has sold over 3.9 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts, and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

©2024 TRANSACT Technologies Incorporated. All rights reserved. TransAct®, BOHA!™, AccuDate™, Epic Edge®, EPICENTRAL® and Ithaca® are trademarks of TransAct Technologies Incorporated.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three and nine months ended September 30, 2024. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three and nine months ended September 30, 2024. During the course of the preparation of the Company’s condensed consolidated financial statements and related notes as of and for the three and nine months ended September 30, 2024, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements included in this press release may be forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as ”may”", ”will”, ”could”, ”expect”, ”intend”, ”estimate”, “anticipate”, ”believe”, ”project”, ”plan”, ”predict”, ”design” or ”continue”, or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions on our business, operations, financial condition, results of operations and capital resources; difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions; inflationary pressures; the Russia/Ukraine and Middle East conflicts; inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions; price increases or decreased availability of third party component parts or raw materials at reasonable prices; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products; any system outages, interruptions or other disruptions to our software applications, including as a result of unexpected errors or mistakes in connection with over-the-air updates; our ability to successfully grow our business in the food service technology market; risks associated with the pursuit of strategic initiatives and business growth; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; price wars, or other significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; political and policy uncertainties in connection with the U.S. presidential election; our ability to protect intellectual property; exchange rate fluctuations; the availability of needed financing on acceptable terms or at all; volatility of, and decreases in, trading prices of our common stock; and other risk factors identified and discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other reports filed with the Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

# # #

Investor Contact:

Ryan Gardella

ICR, Inc.

Ryan.Gardella@icrinc.com

- Financial tables follow-

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary and Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
	(In thousands, except per share data)

Net sales	$10,867	$17,190	$33,153	$59,366
Cost of sales	5,640	8,274	16,192	27,337
Gross profit	5,227	8,916	16,961	32,029

Operating expenses:
Engineering, design and product development	1,640	2,509	5,405	7,283
Selling and marketing	1,880	2,397	6,160	7,838
General and administrative	2,544	2,819	7,972	10,680
	6,064	7,725	19,537	25,801
Operating (loss) income	(837)	1,191	(2,576)	6,228

Interest and other income (expense):
Interest, net	42	(73)	116	(207)
Other, net	96	(43)	43	(22)
	138	(116)	159	(229)

(Loss) income before income taxes	(699)	1,075	(2,417)	5,999
Income tax benefit (expense)	148	(169)	511	(1,189)
Net (loss) income	$(551)	$906	$(1,906)	$4,810

Net (loss) income per common share:
Basic	$(0.06)	$0.09	$(0.19)	$0.48
Diluted	$(0.06)	$0.09	$(0.19)	$0.48

Shares used in per share calculation:
Basic	10,006	9,958	9,992	9,948
Diluted	10,006	10,052	9,992	10,023

SUPPLEMENTAL INFORMATION – SALES BY MARKET:

(Preliminary and Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
	(In thousands)

Food service technology	$4,321	$4,241	$11,799	$11,594
POS automation	1,148	1,644	2,950	5,345
Casino and gaming	4,534	9,019	15,589	37,002
TransAct Services Group	864	2,286	2,815	5,425
Total net sales	$10,867	$17,190	$33,153	$59,366

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	September 30,	December 31,
	2024	2023
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$11,343	$12,321
Accounts receivable, net	7,421	9,824
Inventories	16,851	17,759
Prepaid income taxes	713	322
Other current assets	1,079	773
Total current assets	37,407	40,999

Fixed assets, net	1,986	2,421
Right-of-use assets, net	1,380	1,602
Goodwill	2,621	2,621
Deferred tax assets	7,034	6,304
Intangible assets, net	-	88
Other assets	75	163
	13,096	13,199
Total assets	$50,503	$54,198

Liabilities and Shareholders’ Equity:
Current liabilities:
Revolving loan payable	$2,250	$2,250
Accounts payable	3,210	4,431
Accrued liabilities	3,883	4,947
Lease liabilities	983	929
Deferred revenue	926	1,079
Total current liabilities	11,252	13,636

Deferred revenue, net of current portion	240	209
Lease liabilities, net of current portion	438	720
Other liabilities	219	219
	897	1,148
Total liabilities	12,149	14,784

Shareholders’ equity:
Common stock	141	140
Additional paid-in capital	57,857	57,055
Retained earnings	12,472	14,378
Accumulated other comprehensive loss, net of tax	(6)	(49)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	38,354	39,414
Total liabilities and shareholders’ equity	$50,503	$54,198

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Three months ended September 30, 2024
	Reported	Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$6,064	$-	$6,064
% of net sales	55.8%		55.8%

Operating loss	(837)	-	(837)
% of net sales	(7.7)%		(7.7)%

Interest and other income	138	-	138
Loss before income taxes	(699)	-	(699)
Income tax benefit	148	-	148
Net loss	(551)	-	(551)
Net loss per common share:
Basic	$(0.06)	$-	$(0.06)
Diluted	$(0.06)	$-	$(0.06)

(1)	No adjustments.

	Three months ended September 30, 2023
	Reported	Adjustments(2)	Adjusted Non-GAAP
Operating expenses	$7,725	$-	$7,725
% of net sales	44.9%		44.9%

Operating income	1,191	-	1,191
% of net sales	6.9%		6.9%

Interest and other expense	(116)	-	(116)
Income before income taxes	1,075	-	1,075
Income tax (expense)	(169)	-	(169)
Net income	906	-	906
Net income per common share:
Basic	$0.09	$-	$0.09
Diluted	$0.09	$-	$0.09

(2)	No adjustments.

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Nine months ended September 30, 2024
	Reported	Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$19,537	$-	$19,537
% of net sales	58.9%		58.9%

Operating loss	(2,576)	-	(2,576)
% of net sales	(7.8)%		(7.8)%

Interest and other income	159	-	159
Loss before income taxes	(2,417)	-	(2,417)
Income tax benefit	511	-	511
Net loss	(1,906)	-	(1,906)
Net loss per common share:
Basic	$(0.19)	$-	$(0.19)
Diluted	$(0.19)	$-	$(0.19)

(3)	No adjustments.

	Nine months ended September 30, 2023
	Reported	Adjustments(4)	Adjusted Non-GAAP
Operating expenses	$25,801	$(1,461)	$24,340
% of net sales	43.5%		41.0%

Operating income	6,228	1,461	7,689
% of net sales	10.5%		13.0%

Interest and other expense	(229)	-	(229)
Income before income taxes	5,999	1,461	7,460
Income tax (expense)	(1,189)	(70)	(1,259)
Net income	4,810	1,391	6,201
Net income per common share:
Basic	$0.48	$0.14	$0.62
Diluted	$0.48	$0.14	$0.62

(4)	Adjustment includes a severance charge of $1,461 incurred in April 2023 related to the resignation of the Company’s former CEO.

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
	(In thousands)

Net (loss) income	$(551)	$906	$(1,906)	$4,810

Interest (income) expense, net	(42)	73	(116)	207
Income tax (benefit) expense	(148)	169	(511)	1,189
Depreciation and amortization	208	381	844	1,103

EBITDA	(533)	1,529	(1,689)	7,309

Share-based compensation expense	329	213	873	611
Severance charge related to resignation of the Company’s former CEO	-	-	-	1,461

Adjusted EBITDA	$(204)	$1,742	$(816)	$9,381